Exhibit 99.1

NEWS RELEASE

CONTACT:

Bob Aronson
Director of Investor Relations
800-579-2302
(baronson@stagestores.com)

FOR IMMEDIATE RELEASE

STAGE STORES ANNOUNCES FIRST QUARTER RESULTS RELEASE DATE AND CONFERENCE CALL INFORMATION

HOUSTON, TX, May 15, 2002 - Stage Stores, Inc. (NASDAQ: STGS) announced today that it will release first quarter 2002 results at 12:00 p.m. Central Time on May 22, 2002. The Company also announced that it will hold a conference call later that day at 3:00 p.m. Central Time to discuss the first quarter's results. The timing of the earnings release was established to coincide with the timing of the Company's Annual Shareholders Meeting, which is scheduled for the same day at 1:00 p.m. Central Time.

Individual investors and other interested parties can listen to a live webcast of the Company's 3:00 p.m. conference call by logging on to the companyboardroom website, while institutional investors, who are members, can access the conference call through the streetevents website.  A replay will be available online at each web site until midnight on May 29, 2002.

Stage Stores, Inc. brings nationally recognized brand name apparel, accessories, cosmetics and footwear for the entire family to small towns and communities throughout the south central United States. The Company currently operates 342 stores in 13 states under the Stage, Bealls and Palais Royal names.

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